UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 21, 2022

Brigham Minerals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38870	83-1106283
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification No.)

5914 W. Courtyard Drive, Suite 200

Austin, TX 78730

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (512) 220-6350

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.01	MNRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Retention Program

On September 6, 2022, Brigham Minerals, Inc., a Delaware corporation (the “Company”) and Brigham Minerals Holdings, LLC, a Delaware limited liability company and subsidiary of the Company (“Opco LLC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sitio Royalties Corp., a Delaware corporation (“Sitio”), Sitio Royalties Operating Partnership, LP, a Delaware limited partnership and subsidiary of Sitio (“Opco LP”), Snapper Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Sitio (“New Parent”), Snapper Merger Sub IV, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Brigham Merger Sub”), Snapper Merger Sub V, Inc., a Delaware corporation and wholly owned subsidiary of New Parent (“Sitio Merger Sub”), and Snapper Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Opco LP (“Opco Merger Sub LLC”).

In connection with the negotiation of the Merger Agreement, the Board of Directors (the “Board”) of the Company reserved the right to establish a cash-based retention program for certain key employees (the “Retention Program”) to promote retention and incentivize efforts to consummate the closing of the transactions contemplated by the Merger Agreement (the “Merger”), which Retention Program was previously disclosed in the Definitive Proxy Statement on Schedule 14A relating to the Merger that was filed with the Securities Exchange Commission on November 23, 2022. On December 19, 2022, the Board adopted a form of retention agreement (the “Retention Agreement”) under the Retention Program, which the Board approved in recognition of the demonstrated work and commitment of the Company’s senior level employees and the significant benefits to the Company of retaining such senior level employees to continue assisting the Company through the consummation of the Merger.

Following the Board’s approval, the Company entered into Retention Agreements with each of the following executives (collectively, the “Executives”): (i) Mr. Ben M. “Bud” Brigham, Executive Chairman; (ii) Mr. Robert M. Roosa, Chief Executive Officer and Director; (iii) Mr. Blake C. Williams, Chief Financial Officer; and (iv) Ms. Kari A. Potts, Vice President, General Counsel, Compliance Officer and Secretary, which occurred on December 21, 2022 with respect to the Retention Agreements with Messrs. Brigham and Roosa and Ms. Potts and on December 22, 2022 with respect to the Retention Agreement with Mr. Williams.

Each Retention Agreement provides for a lump sum cash payment of a one-time retention bonus to the applicable Executive which will vest in connection with the closing of the Merger, in the following amounts: (i) $515,000 for Mr. Brigham; (ii) $2,140,000 for Mr. Roosa; (iii) $1,425,000 for Mr. Williams; and (iv) $1,224,000 for Ms. Potts. Such amounts, once vested, will be paid to the Executives as soon as practicable following the closing of the Merger. Further, the Retention Agreements with Mr. Williams and Ms. Potts also provide for monthly reimbursement for the cost of COBRA continuation coverage for a period of up to 18 months (or until the Executive begins to participate under another employer’s group health plan).

Each Retention Agreement includes a general release of claims in favor of the Company and its affiliates as a condition to payment of the retention bonus.

The foregoing description of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the full terms and conditions of the Retention Agreement, a form of which is filed with this Form 8-K as Exhibit 10.1 and is incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description

10.1	Form of Retention Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHAM MINERALS, INC.

By:	/s/ Kari A. Potts
Name:	Kari A. Potts
Title:	Vice President, General Counsel, Compliance Officer and Corporate Secretary

Dated: December 23, 2022